INTERNATIONAL SHIPHOLDING CORPORATION PROVIDES FOURTH UPDATE ON IMPLEMENTATION OF STRATEGIC PLAN

Mobile, Alabama, January 14, 2016 – International Shipholding Corporation (OTCQX: ISHC) (the “Company” or “ISH”) today provided an update on the implementation of its Strategic Plan.  As the Company continues to implement its Strategic Plan, it intends to periodically provide the market with an update on its progress.

•	On January 5, 2016, the Company completed the sale of one of its handysize bulk vessels and on January 11, 2016, the Company completed the sale of its capesize bulk vessel.

•	The Company has reached an agreement to sell its minority interest in 2 chemical tankers and 2 asphalt tankers.

As previously reported, the Company has an agreement in place to sell its remaining handysize bulk carrier to further reduce its debt outstanding.  If the completion of the sale of the final handysize and the sale of the minority interest is completed by the end of January, this along with regularly scheduled debt payments and the completed bulk transactions above would further reduce debt outstanding to approximately $124 million by January 31, 2016.    The Company will continue to provide updates as material portions of the Plan are completed.

About International Shipholding Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International Flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2015 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.  Factors that could affect actual results include, but are not limited to: our ability to successfully and timely implement our restructuring or refinancing plans in full;  potential changes in such plans; our ability to maximize the usage of our vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts on favorable terms when they expire, and to maximize our carriage of supplemental cargoes; our ability to  comply with each of our debt instruments, including all financial covenants, divestiture requirements and mandatory prepayment obligations; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance or modifications, accidents, equipment failures, obsolescence, adverse weather, natural disasters, or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell vessels to reduce our leverage; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending; terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and

each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors.  Similarly, we cannot predict the impact of each such factor on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

International Shipholding Corporation

James Higginbotham

(251)243-9114

higginjt@intship.com

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082